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                                                                      EXHIBIT 21




                          FEDERAL SIGNAL CORPORATION
                        Subsidiaries of the Registrant


The following table sets forth information concerning significant subsidiaries of the Registrant.


                                                              Jurisdiction
                                                                in which
             Name                                               Organized
   -----------------------------------------                  ------------
   Akusta IFE, Ltd.                                           United Kingdom
   Aplicaciones Tecnologicas VAMA S.A.                        Spain
   Bronto Skylift Oy Ab                                       Finland
   Dayton Progress Canada, Ltd.                               Ontario, Canada
   Dayton Progress Corporation                                Ohio
   Dayton Progress International Corporation                  Ohio
   Dayton Progress (U.K.), Ltd.                               United Kingdom
   Dico Corporation                                           Michigan
   Dunbar-Nunn Corporation                                    California
   Elgin Sweeper Company                                      Delaware
   Emergency One, Inc.                                        Delaware
   Federal APD, Inc.                                          Michigan
   Federal Signal Credit Corporation                          Delaware
   Federal Signal International (FSC), Ltd.                   Jamaica, W.I.
   Guzzler Manufacturing, Inc.                                Alabama
   Jamestown Punch and Tooling, Inc.                          New York
   Justrite Manufacturing Company, L.L.C.                     Delaware
   Manchester Tool Company                                    Delaware
   M.J. Industries, S.A.                                      France
   Nippon Dayton Progress K.K.                                Japan
   Pauluhn Electric Manufacturing Company                     New York
   Ravo International (Van Raaij Holdings BV
    and its subsidiaries)                                     Netherlands
   Schneider Stanznormalien GmbH                              Germany
   Superior Emergency Vehicles, Ltd.                          Alberta, Canada
   Technical Tooling, Inc.                                    Minnesota
   Vactor Manufacturing, Inc.                                 Illinois
   Victor Industrial Equipment Ltd.                           South Africa
   Victor Industries, Ltd.                                    United Kingdom
   Victor Products USA Inc.                                   Delaware